EXHIBIT A
                                CSW Energy, Inc.
                                  Balance Sheet
                                December 31, 1996
                                   (Unaudited)
                                    ($000's)


ASSETS

Current Assets
            Accounts Receivable                                  $      3,556
            Other Current Assets                                        3,657
                                                                   -----------
                                                                        7,213
                                                                   -----------

Other Assets
            Equity Investments                                        183,417
            Notes Receivable                                          104,734
            Deferred Charges and Other                                 67,450
                                                                   -----------
                                                                      355,601

                                                                   -----------
TOTAL                                                            $    362,814
                                                                   ===========


LIABILITIES AND EQUITY

Current Liabilities
            Accounts Payable and Other                           $     57,697
            Borrowings from CSW Corp.                                   3,813
                                                                   -----------
                                                                       61,510
                                                                   -----------
Deferred Credits
            Bonds Payable                                             200,000
            Other Liabilities                                           2,338
            Accumulated Deferred Income Taxes                          34,691
                                                                   -----------
                                                                      237,029
                                                                   -----------

Stockholder's Equity
            Common Stock                                                    1
            Paid in Capital                                            70,728
            Retained Earnings                                          (6,454)
                                                                   -----------
                                                                       64,275

                                                                   -----------
TOTAL                                                            $    362,814
                                                                   ===========